U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 20, 2010

Citigroup Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10043 (Zip Code)

(212) 559-1000
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.
Current Report on Form 8-K

Item 5.02(e)  Compensatory Arrangements of Certain Officers.

On April 20, 2010, Citigroup’s stockholders, upon recommendation of the Board of Directors, approved amendments to the Citigroup 2009 Stock Incentive Plan (the “2009 Plan”), which was first approved by stockholders on April 21, 2009. The amendments to the 2009 Plan (i) increase by a total of 1.15 billion shares the number of shares of Citigroup Inc. common stock, par value $.01 per share, that may be issued pursuant to awards under the 2009 Plan, and (ii) change the manner of counting available shares.

The increase in the shares authorized for grant resulted from approval of two separate amendments.  The first amendment increased the number of shares authorized for grant by 800 million shares. This amendment also changed the method of counting available shares by removing a provision in the 2009 Plan that counted each share subject to an award other than a stock option or stock appreciation right as 2.3 shares.

The second amendment related to a specific authorization to immediately issue up to 850 million shares in settlement of approximately $1.7 billion common stock equivalent awards (“CSE Awards”) granted to more than 5,500 employees on January 19, 2010 and February 26, 2010. The CSE Awards were denominated in U.S. dollars and provided for settlement in stock in April 2010, subject to stockholder approval.  As authorized by the second amendment, no more than 346.24 million shares were issued in settlement of the CSE Awards, based on the average of the high and low prices of Citigroup common stock on the New York Stock Exchange on April 21, 2010 ($4.93 per share).  Because the shares issued in settlement of the CSE Awards were immediately vested, this second amendment also exempted these stock payments from the three-year minimum vesting requirement generally applicable to awards under the 2009 Plan.

Neither the principal executive officer, the principal financial officer, nor any named executive officer of Citigroup Inc. received a CSE Award, and no award previously made to any such person under the 2009 Plan, nor under any other compensatory plan, contract or arrangement covering any such person, will be affected by the amendments to the 2009 Plan approved by stockholders on April 20, 2010.

The amendments referred to above are described in greater detail in proposal 3 and proposal 4 in Citigroup’s Proxy Statement for the 2010 Annual Meeting of Stockholders (“Proxy Statement”). The Proxy Statement, which also includes a summary description of the 2009 Plan, as proposed to be amended, was filed with the Securities and Exchange Commission on March 12, 2010. The descriptions of the 2009 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2009 Plan (as amended and restated effective April 20, 2010).

Item 5.07  Submission of Matters to a Vote of Security Holders.

Citigroup's Annual Meeting of Stockholders was held on April 20, 2010.  At the meeting:

         (1)      15 persons were elected to serve as directors of Citigroup;

         (2)      the selection of KPMG LLP to serve as the independent registered public accounting firm of Citigroup for 2010 was ratified;

         (3)      a proposal to approve amendments to the Citigroup 2009 Stock Incentive Plan (to increase authorized shares) was approved;

         (4)      a proposal to approve the TARP repayment shares (and related amendments to the Citigroup 2009 Stock Incentive Plan) was approved;

         (5)      a proposal to approve Citigroup’s 2009 Executive Compensation was approved;

         (6)      a proposal to ratify the Tax Benefits Preservation Plan was approved;

         (7)      a proposal to approve the reverse stock split extension was approved;

         (8)      a stockholder proposal requesting that Citigroup affirm its political non-partisanship was defeated;

         (9)      a stockholder proposal requesting that Citigroup provide a semi-annual report disclosing political contributions was defeated;

         (10)     a stockholder proposal requesting a report concerning over-the-counter derivatives trades was defeated;

         (11)     a stockholder proposal requesting that stockholders holding 10% or more of Citigroup’s common stock have the right to call special shareholder meetings was defeated;

         (12)    a stockholder proposal requesting that executive officers retain 75% of the shares acquired through compensation plans for two years following termination of employment was defeated; and

         (13)    a stockholder proposal requesting reimbursement of expenses incurred by a stockholder in a contested election of directors was defeated.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

	FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
(1) Election of Directors:

NOMINEE

Alain J.P. Belda	17,113,919,759	995,750,227	43,435,296	4,089,313,660
Timothy C. Collins	17,943,946,874	162,492,494	46,663,796	4,089,315,777
Jerry A. Grundhofer	17,978,858,675	129,586,582	44,660,018	4,089,313,666
Robert L. Joss	17,533,167,662	574,412,592	45,525,108	4,089,313,579
Andrew N. Liveris	17,407,100,051	699,729,613	46,275,610	4,089,313,667
Michael E. O’Neill	17,975,884,146	132,746,926	44,477,111	4,089,310,759
Vikram S. Pandit	17,960,784,958	155,548,601	36,778,097	4,089,307,285
Richard D. Parsons	16,806,451,466	1,305,016,011	41,635,225	4,089,316,240
Lawrence R. Ricciardi	17,971,994,452	135,620,249	45,495,327	4,089,308,913
Judith Rodin	17,431,837,970	677,395,570	43,876,485	4,089,308,916
Robert L. Ryan	17,866,391,561	241,035,305	45,683,157	4,089,308,918
Anthony M. Santomero	17,975,676,530	133,459,408	43,974,420	4,089,308,583
Diana L. Taylor	17,983,999,025	123,839,334	45,271,580	4,089,309,002
William S. Thompson, Jr.	17,914,124,333	196,214,489	42,771,210	4,089,308,909
Ernesto Zedillo	17,979,864,589	130,332,011	42,913,357	4,089,308,984

(2) Ratification of	21,747,347,944	399,872,276	95,198,721	0
Independent Registered Public
Accounting Firm.

(3) Proposal to approve	14,885,566,901	3,197,493,257	70,034,015	4,089,324,767
amendments to the Citigroup 2009
Stock Incentive Plan.

(4) Proposal to approve	17,647,169,929	477,122,225	28,804,783	4,089,322,005
TARP Repayment Shares.

(5) Proposal to approve	19,852,973,244	2,131,126,383	258,317,291	2,023
Citi’s 2009 Executive Compensation.

(6) Proposal to ratify the	16,881,949,120	1,157,061,416	114,085,988	4,089,322,417
Tax Benefits Preservation Plan

(7) Proposal to approve the	21,648,289,848	511,595,050	82,533,735	308
Reverse Stock Split Extension.

(8) Stockholder Proposal	930,756,081	13,807,191,443	3,415,144,237	4,089,327,180
requesting that Citi affirm its
political non-partisanship.

(9) Stockholder Proposal	4,410,441,957	10,163,658,335	3,578,988,564	4,089,330,085
requesting a report on political contributions.

(10) Stockholder Proposal	5,386,332,821	12,547,562,024	219,184,891	4,089,339,204
requesting a report on over-the-counter
derivatives trades.

(11) Stockholder Proposal	7,506,191,639	10,538,911,809	107,976,958	4,089,338,535
requesting that stockholders holding 10% or
more of Citi’s common stock have the right to call special shareholder meetings.

(12) Stockholder Proposal	4,584,008,557	13,351,747,613	217,322,072	4,089,340,699
requesting that executive officers retain 75% of
the shares acquired through compensation plans for two years following termination of employment.

(13) Stockholder Proposal	5,608,435,951	11,939,171,637	605,470,220	4,089,341,133
requesting reimbursement of expenses incurred
by a stockholder in a contested election of directors.

Item 8.01  Other Events.

On April 23, 2010, Citigroup Inc. (“Citigroup”) and Citigroup Global Markets Inc. (“CGMI”) entered into an equity distribution agreement (the “Equity Distribution Agreement”), pursuant to which Citigroup may offer and sell from time to time up to 125,000,000 shares of Citigroup common stock through CGMI as sales agent.  The number of shares of common stock to be offered and sold under the Equity Distribution Agreement will equal the actual number of shares withheld for taxes due from stock payments to certain Citigroup employees on April 21, 2010, in settlement of $1.7 billion of common stock equivalent awards made to the employees on January 19, 2010 or February 26, 2010, in lieu of cash they would have otherwise received.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number
1.1	Continuous Offering Program Equity Distribution Agreement, dated April 23, 2010, between Citigroup Inc. and Citigroup Global Markets Inc.
10.1
Citigroup 2009 Stock Incentive Plan (as amended and restated effective April 20, 2010), incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form S-8 filed on April 22, 2010 (No. 333-166242).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: April 23, 2010
	By:	/s/ MICHAEL S. HELFER Name: Michael S. Helfer Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
1.1	Continuous Offering Program Equity Distribution Agreement, dated April 23, 2010, between Citigroup Inc. and Citigroup Global Markets Inc.
10.1
Citigroup 2009 Stock Incentive Plan (as amended and restated effective April 20, 2010), incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form S-8 filed on April 22, 2010 (No. 333-166242).